Exhibit 99.1

FIFTH AMENDMENT TO LEASE

     THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”) is entered into as of this 11th day of February, 2010 (“Execution Date”), by and between BMR-LANDMARK AT EASTVIEW LLC, a Delaware limited liability company (“Landlord”), and REGENERON PHARMACEUTICALS, INC., a New York corporation (“Tenant”).

RECITALS

     A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 21, 2006 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of October 24, 2007 (the “First Amendment”), that certain Second Amendment to Lease dated as of September 30, 2008 (the “Second Amendment”), that certain Third Amendment to Lease dated as of April 29, 2009 (the “Third Amendment”), and that certain Fourth Amendment to Lease dated as of December 3, 2009 (the “Fourth Amendment” and, collectively with the Original Lease and the First Amendment, Second Amendment, Third Amendment, and as the same may have been further amended, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 735, 745, 755, 765 and 777 Old Saw Mill River Road in Tarrytown, New York (collectively, the “Buildings”, and each a “Building”);

     B. WHEREAS, Landlord and Tenant desire to modify the terms of Section 7 of the Fourth Amendment (Tenant Improvements) to facilitate Tenant’s desire to complete certain improvements to the Premises;

     C. WHEREAS, Tenant desires to draw the Above-Standard TI Allowance (as defined in the Lease);

     D. WHEREAS, Landlord and Tenant desire to set forth the Basic Annual Rent and TI Rent for the New Premises (which consists of the entire New Whole Building and New Multiple Tenant Building); and

     E. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

     NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

     1. Definitions. For purposes of this Fifth Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. For the sake of clarity, the New Whole Building is also referred to herein as the “735 Building,” the New Multiple Tenant Building is also referred to as the “745 Building”, the Building located at 755 Old Saw Mill Road is referred to as the “755 Building”, and the “New Premises” means the 735 Building and the 745 Building. The Lease, as amended by this Fifth Amendment, is referred to herein as the “Amended Lease.”

     2. Above-Standard TI Allowance. The Above-Standard TI Allowance for the New Premises shall equal Thirty-Three Million Two Hundred Ninety-Eight Thousand Two Hundred Thirty-Five Dollars ($33,298,235.00), based on One Hundred Forty-Five Dollars ($145.00) per square foot of Rentable Area of the New Premises (i.e., two hundred twenty-nine thousand six hundred forty-three (229,643) square feet). Notwithstanding anything to the contrary in Section 5.5 of the Lease, Landlord shall disburse the Above-Standard TI Allowance to Tenant within three (3) business days after the Execution Date (the “Above-Standard TI Allowance Disbursement Date”) by wire transfer of immediately available funds to an account specified by Tenant, and Landlord hereby waives any rights or remedies it may have under the Lease to withhold disbursement of the Above-Standard TI Allowance based on the prior satisfaction of the Disbursement Conditions with respect to the Above-Standard TI Allowance (such Disbursement Conditions, the “Above-Standard TI Allowance Disbursement Conditions”). Upon receipt of the Above-Standard TI Allowance in the amount of Thirty-Three Million Two Hundred Ninety-Eight Thousand Two Hundred Thirty-Five Dollars ($33,298,235.00) by Tenant in accordance with this Section 2, Landlord shall be deemed to have fully-funded the Above-Standard TI Allowance and satisfied its obligations with respect thereto as set forth in Section 5.5 of the Lease. Landlord hereby agrees and confirms that (a) the Above-Standard TI Allowance Disbursement Conditions set forth in Subsections 5.5(a), (b), (c), (e), and (g) of the Lease have been satisfied by Tenant, (b) the fifteen (15) day disbursement deadline referenced in Subsection 5.5(d) of the Lease shall no longer be applicable, but Tenant shall otherwise comply with the requirements of Subsection 5.5(d) on or before December 31, 2010, and (c) the Above Standard TI Allowance Disbursement Conditions set forth in Subsections 5.5(i) and (j) of the Lease are hereby waived by Landlord. To the extent that any of the remaining Above-Standard TI Allowance Disbursement Conditions have not been satisfied by Tenant (including in Subsections 5.5(d) and (f)) or expressly waived by Landlord in writing prior to the Above-Standard TI Allowance Disbursement Date, Tenant shall satisfy such Above-Standard TI Allowance Disbursement Conditions on or before December 31, 2010. Except as otherwise provided herein, Landlord’s agreement to disburse the Above-Standard TI Allowance before all of the Above-Standard TI Allowance Disbursement Conditions have been satisfied by Tenant or waived by Landlord shall not be deemed a waiver of any right or remedy of Landlord under the Lease or a waiver of any other obligation of Tenant under the Lease. If Tenant has not otherwise satisfied (or Landlord has not waived) all of the Above-Standard TI Allowance Disbursement Conditions on or before December 31, 2010, then such failure shall constitute a default under Section 25.4 of the Original Lease, subject to the applicable notice and cure provisions therein, and Landlord shall have the right to satisfy such Above-Standard TI Allowance Disbursement Conditions on Tenant’s behalf and Tenant shall immediately reimburse Landlord for the reasonable costs thereof as Additional Rent, in addition to Landlord’s other remedies for a Tenant default. Notwithstanding the foregoing, if any of the Above-Standard TI Allowance Disbursement Conditions are unable to be timely fulfilled by Tenant due to circumstances beyond the reasonable control of Tenant, despite diligent efforts, then such failure shall not be deemed a default and the parties shall convene in good faith to find an alternative solution or agree on conditions to a waiver by Landlord of such Above-Standard TI Allowance Disbursement Condition, and if the parties cannot reach an agreement within thirty (30) days after the Tenant’s notice to Landlord that such Above-Standard TI Allowance Disbursement Condition cannot be satisfied, then the dispute shall be submitted to Arbitration in accordance with Article 50 of the Original Lease.

     3. Basic Annual Rent and TI Rent for the New Premises.

          a. Basic Annual Rent. Sections 6.1 and 7 of the Original Lease are hereby modified as follows: Commencing as of January 1, 2010 and continuing through the Term, Tenant shall pay Landlord Basic Annual Rent for the New Premises in accordance with the schedule attached hereto as Exhibit A and otherwise in accordance with the terms for payment of Basic Annual Rent set forth in the Lease.

          b. TI Rent.

               i. Section 5.6 of the Original Lease is hereby deleted and replaced with the following*:

“5.6 To the extent that Landlord disburses the Above-Standard TI Allowance, on account thereof as part of Additional Rent (such Additional Rent being referred to as the “TI Rent”) commencing as of January 1, 2010 and continuing through the Term, Tenant shall pay Landlord TI Rent for the New Premises in accordance with the schedule attached hereto as Exhibit A.”

*Effective as of the Execution Date, any reference in the Lease to the term “Tranche” shall mean the entire Above-Standard TI Allowance.

               ii. Tenant shall pay the TI Rent set forth on the attached Exhibit A in equal monthly installments. The first and second monthly installment of TI Rent shall be paid to Landlord within three (3) days after the Execution Date by wire transfer of immediately available funds to an account specified by Landlord, and thereafter Tenant shall pay TI Rent in monthly installments on the first day of each month occurring thereafter through and including June 1, 2024.

     4. 755 Premises Tenant Improvements. Section 7 of the Fourth Amendment is hereby deleted in its entirety and replaced with the following:

               “7. 755 Premises Tenant Improvements.

(a) Tenant shall be responsible for performing and completing certain improvements in the 755 Premises consistent with the Terms of the Lease, including the Work Letter (such improvements, the “755 Premises Tenant Improvements”). Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be obligated to pay Landlord a Construction Management Fee or any similar construction oversight fee with respect to the 755 Premises Tenant Improvements. However, Tenant shall deliver to Landlord the following (collectively, the “Completion Evidence”) on or before January 1, 2013 (the “Completion Evidence Deadline”): (a) a statement setting forth the total cost of the 755 Premises Tenant Improvements, including supporting invoices (paid or presently due and payable) for Tenant’s costs; (b) a certificate of Tenant’s architect confirming that the 755 Premises Tenant Improvements substantially comply with Tenant’s plans and specifications; (c) final lien releases and waivers from all of Tenant’s contractors, subcontractors, material suppliers and others who furnished labor, services or equipment for the Tenant Improvements; (d) Tenant’s as-built plans and specifications for the 755 Premises and any revisions thereto (to the extent not previously delivered); (e) a consent by Tenant’s architects and engineers to Landlord’s use of such plans and specifications, as revised, upon the expiration or earlier termination of the Lease, in such form as Landlord shall reasonably require; and (f) such other deliveries as Landlord reasonably requests if one of its lenders so requires. Notwithstanding the Completion Evidence Deadline, Tenant shall cooperate with Landlord’s reasonable requests for portions of the Completion Evidence from time to time as the same become available. Tenant’s failure to deliver the Completion Evidence on or before the Completion Evidence Deadline shall constitute a default under Section 25.4 of the Original Lease, subject to the applicable notice and cure provisions therein, and in addition to all other remedies available to Landlord under the Amended Lease, at law and in equity, permit Landlord to obtain such Completion Evidence on Tenant’s behalf and Tenant shall immediately reimburse Landlord for the reasonable costs thereof as Additional Rent. Notwithstanding the foregoing, if Tenant is unable to timely deliver any of the Completion Evidence due to circumstances beyond the reasonable control of Tenant, despite diligent efforts, then such failure shall not be deemed a default and the parties shall convene in good faith to find an alternative solution or agree on conditions to a waiver by Landlord of the requirement to deliver that particular portion of the Completion Evidence, and if the parties cannot reach an agreement within thirty (30) days after the Tenant’s notice to Landlord that Tenant cannot deliver such Completion Evidence, then the dispute shall be submitted to Arbitration in accordance with Article 50 of the Original Lease.

(b) Notwithstanding anything to the contrary in the Lease, Landlord and Tenant agree that if and to the extent the Approved Plans for the Tenant Improvements include the construction of one or more walls to screen certain generators adjacent to the loading docks of the 735 Building and the 755 Building (the “Screenwall Work”), then such Screenwall Work shall no longer be performed by Tenant as part of the Tenant Improvements but instead shall be performed by Tenant as part of the 755 Premises Tenant Improvements.”

     5. Allowance. Landlord shall make available to Tenant an allowance (the “Allowance”) of Fourteen Million Two Hundred Forty-Six Thousand Dollars ($14,246,000.00). Landlord shall disburse the Allowance to Tenant within three (3) business days after the Execution Date by wire transfer of immediately available funds to an account specified by Tenant. Tenant may use the Allowance in Tenant’s sole discretion for, among other things, financing hard and soft costs of the 755 Premises Tenant Improvements, financing the costs of other tenant improvements in the Premises, purchasing furniture, fixtures and equipment for Tenant’s use at the Property or defraying the cost of moving furniture, fixtures and equipment within the Premises.

     6. Broker. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Fifth Amendment, and each agrees to indemnify, defend and hold the other harmless from any and all cost or liability for compensation claimed by any such broker or agent, employed or engaged by it or claiming to have been employed or engaged by it. The parties acknowledge that Landlord has paid Studley, on behalf of Tenant, the full leasing commission due in connection with the Lease and that no further compensation is due to Studley, or any other broker or agent, in connection with this Fifth Amendment.

     7. No Default; Authority; Non-Contravention. Each of Landlord and Tenant represents, warrants and covenants that, to the best of its respective knowledge, neither Landlord nor Tenant is in default of any of its respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both), would constitute a default by either Landlord or Tenant thereunder. Each of Landlord and Tenant further represents, warrants and covenants that it has the full power and authority to execute, deliver and comply with the terms of this Fifth Amendment, and doing so will not conflict with or result in the violation of or default under any provision of any agreement or other instrument to which it is a party.

     8. Effect of Amendment. Except as modified by this Fifth Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Fifth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Fifth Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Fifth Amendment.

     9. Miscellaneous. This Fifth Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Fifth Amendment are included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

     10. Counterparts. This Fifth Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Fifth Amendment to Lease.

LANDLORD:

BMR-LANDMARK AT EASTVIEW LLC,
a Delaware limited liability company

By:	/s/ Matthew McDevitt
Name:	Matthew McDevitt
Title:	Executive Vice President

TENANT:

REGENERON PHARMACEUTICALS, INC.,
a New York corporation

By:	/s/ Murray Goldberg
Name:	Murray A. Goldberg
Title:	Senior Vice President, Finance & Administration and Chief Financial Officer

Exhibit A

Basic Annual Rent and TI Rent for the New Premises

Period		Amount ($)
Beginning	Ending	Basic Annual Rent	TI Rent	Subtotal
1/1/2010	6/30/2010	$4,523,737.06	$1,972,264.35	$6,496,001.41
7/1/2010	6/30/2011	9,273,660.98	3,944,528.69	13,218,189.67
7/1/2011	6/30/2012	9,505,502.50	3,944,528.69	13,450,031.19
7/1/2012	6/30/2013	9,743,140.06	3,944,528.69	13,687,668.75
7/1/2013	6/30/2014	9,986,718.57	3,944,528.69	13,931,247.26
7/1/2014	6/30/2015	10,236,386.53	3,944,528.69	14,180,915.22
7/1/2015	6/30/2016	10,492,296.19	3,944,528.69	14,436,824.88
7/1/2016	6/30/2017	10,754,603.60	3,944,528.69	14,699,132.29
7/1/2017	6/30/2018	11,023,468.69	3,944,528.69	14,967,997.38
7/1/2018	6/30/2019	11,299,055.41	3,944,528.69	15,243,584.10
7/1/2019	6/30/2020	11,581,531.79	3,944,528.69	15,526,060.48
7/1/2020	6/30/2021	11,871,070.08	3,944,528.69	15,815,598.78
7/1/2021	6/30/2022	12,167,846.84	3,944,528.69	16,112,375.53
7/1/2022	6/30/2023	12,472,043.01	3,944,528.69	16,416,571.70
7/1/2023	6/30/2024	12,783,844.08	3,944,528.69	16,728,372.77